SIXTH AMENDMENT TO AGREEMENT OF LEASE
MADE AS OF THE 8th DAY OF January, 2010
BY AND BETWEEN
THE BUNCHER COMPANY, as Landlord, a Pennsylvania corporation having an office in the City of Pittsburgh, Allegheny County, Pennsylvania
AND
HAEMONETICS CORPORATION, as Tenant, a Massachusetts corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts
WHEREAS, the parties hereto have entered into a certain Agreement of Lease dated July 17, 1990, as amended by First Amendment to Agreement of Lease dated April 30, 1991, by Second Amendment to Agreement of Lease dated October 18, 2000, by Third Amendment to Agreement of Lease dated March 23, 2004, by Fourth Amendment to Agreement of Lease dated March 12, 2008, and by Fifth Amendment to Agreement of Lease dated October 1, 2008 (hereinafter collectively called the “Lease”), covering certain property known as Buildings 18 and 18A, the Building 18 Expansion Space and a portion of Building 3 (the “Building #3 Space”), in the Buncher Commerce Park, Borough of Leetsdale, Allegheny County, Pennsylvania and more particularly described in the Lease and called herein and therein the “Leased Premises;” and
WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and
WHEREAS, the parties hereto desire to further amend the Lease to (i) extend the term for the Building #3 Space for six (6) additional months (the third “Renewal Term”), (ii) establish the rental for the Building #3 Space during the third Renewal Term, (iii) provide for a further extension of the term of the Building #3 Space (the fourth “Renewal Term”), and (iv) establish a right to terminate the third Renewal Term or fourth Renewal Term, if applicable, by either party.
NOW, THEREFORE in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:
1.TERM: The term of the Lease exclusive for the Building #3 Space is hereby extended for the third Renewal Term to commence immediately following the expiration of the second Renewal Term. The expiration date of the term of the Lease for the Building #3 Space, as extended by the third Renewal Term, is hereby changed from 11:59 p.m. on March 31, 2010, to September 30, 2010.

2.     RENT: Tenant shall pay to Landlord as monthly rental for the Leased Premises the following amounts at the following times:

A.
Tenant shall continue to pay to Landlord on the first (1st) day of each calendar month for the balance of the second Renewal Term to and including March 1, 2010, as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A, the Building 18 Expansion Space and the Building #3 Space) the amount of $38,942.23.

B.
Beginning on April 1, 2010, and on the first (1st) day of each succeeding calendar month thereafter for the balance of the third Renewal Term to and including September 1, 2010, Tenant shall pay to Landlord as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A, the Building 18 Expansion Space and the Building #3 Space) the amount of $38,942.23.

C.
In the event the third Renewal Term or fourth Renewal Term, whichever may be applicable, terminates or expires for the Building #3 Space for whatever cause, beginning on the first (1st) day of the month following the termination or expiration of the third Renewal Term or fourth Renewal Term, whichever may be applicable, and on the first (1st) day of each calendar month thereafter during the Second Extended Term to and including June 1, 2011, Tenant shall pay to Landlord as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A and the Building 18 Expansion Space the amount of $28,916.13.

D.
Beginning on July 1, 2011, and on the first (1st) day of each calendar month thereafter for the balance of the Second Extended Term, Tenant shall pay to Landlord as monthly rental for the Leased Premises (i.e. Building 18 and 18A and the Building 18 Expansion Space) the amount of $31,997.49.

The rentals under this paragraph 2 shall be payable in advance, without demand, deduction or set off. All rentals and other sums payable as additional rental hereunder shall be paid to Landlord at 1300 Penn Avenue, P.O. Box 768, Pittsburgh, PA 15230- 0768 or at such other place or to such other person as may be designated by Landlord in writing.
3.     RENEWAL OPTION: Tenant shall have the right and option to extend the term of the Lease for the Building #3 Space only for one (1) additional term of six (6) months (i.e. the fourth Renewal Term) to commence immediately following expiration of the third Renewal Term. Tenant may exercise the right to extend the term of the Lease for the Building #3 Space only by delivering to Landlord written notice of Tenant’s exercise of such right no less than three (3) months prior to expiration of the third Renewal Term, time being of the essence. The terms and conditions of the third

Renewal Term shall continue in full force and effect for the fourth Renewal Term, and Tenant shall continue to pay to Landlord as monthly rental for the Leased Premises (i.e. Buildings 18 and 18A, the Building 18 Expansion Space and the Building #3 Space) the amount of $38,942.23.
Notwithstanding the above, if Tenant, itself or its affiliate is not in full possession of the Building #3 Space continually during the last three (3) months of the third Renewal Term and at the commencement of the fourth Renewal Term, Landlord may, at its option, terminate the Lease as to the Building #3 Space, as of the last day of the third Renewal Term.
4.     RIGHT OF TERMINATION: Provided the notifying party is not in default under the Lease, at any time during the third Renewal Term or the fourth Renewal Term, if applicable, Landlord or Tenant may, upon two (2) months advanced written notice to the other, terminate the third Renewal Term or fourth Renewal Term, whichever may be applicable, effective two (2) months after the date of said notice and the third Renewal Term or fourth Renewal Term, whichever may be applicable, shall terminate as though such date was the scheduled termination date of the third Renewal Term or fourth Renewal Term, whichever may be applicable, and the monthly rental shall be adjusted as provided in paragraph 2C hereof. Further provided, monthly rental shall not be pro-rated should the termination date under this paragraph 4 occur on a date other than the first (1st) day of a month.
5.     LANDLORD’S EXCULPATORY: Anything contained in the Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and interests of the Landlord in the Property for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord that arises or occurs after the day and year first written above with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by Landlord (a “Prospective Breach”), and with respect to a Prospective Breach, no other property or assets of Landlord or its stockholders, officers, employees, or partners or their respective heirs, legal representatives, successors and assigns shall become subject to levy, execution, attachment or other enforcement procedures for the satisfaction of Tenant’s remedies. The covenants, obligations and conditions on the part of Landlord under the Lease shall, as of the day and year first written above, not be covenants, obligations and conditions of the partners comprising Landlord individually; only the Property shall be subject to any liability of Landlord hereunder. No partner, whether individual, corporate, trust or partnership, shall be individually liable for a Prospective Breach of any covenant, obligation or condition of Landlord and no recourse shall be had against any assets of any partner or payment of any sums due or enforcement of any other relief based upon any claim made under the Lease for a Prospective Breach of any of Landlord’s covenants, obligations, or conditions, and Tenant does expressly release each such partner from any personal liability under the Lease relating to such a Prospective Breach. If the Property is transferred or conveyed, Landlord, its stockholders, officers, employees or partners or their respective heirs, legal representatives, successors and assigns shall be relieved of all covenants and obligations under the Lease thereafter accruing and Tenant shall look to such transferee thereafter.
6.     ANTI-TERRORISM DISCLOSURE:
A.     Tenant certifies that to the best of Tenant’s knowledge and belief:
1.     Tenant is not in violation of any Anti-Terrorism Law;
2.     Tenant is not, as of the date hereof:
a.     conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;
b.     dealing in or otherwise engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods, or services to or for the benefit of any Prohibited Person;
3.     Tenant is not engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and
4.     Neither Tenant nor any of its officers, directors, shareholders or members, as applicable, is a Prohibited Person.
B.     Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.
C.     If at any time any of these representations becomes false, then it shall be considered a material default under the Lease.
As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1985, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated nation and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, htp://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.
7.     BROKER: Landlord and Tenant each hereby warrants to the other that no real estate broker has been involved in this transaction on its behalf and that no finder’s fees or real estate commissions have been earned by any third party. If either party breaches the foregoing warranty, the breaching party shall indemnify, defend and hold harmless the other for any liability or claims for commissions or fees, including reasonable attorneys’ fees and costs, arising from a breach of this warranty.
WITNESS the due execution hereof on the day and year first written above.

ATTEST:		THE BUNCHER COMPANY
BY:	(SIGNATURE APPEARS HERE)	BY:	(SIGNATURE APPEARS HERE)
	Bernita Buncher		Thomas J. Balestrieri
	Secretary		President/CEO

(Corporate Seal)

ATTEST:		HAEMONETICS CORPORATION
BY:	(SIGNATURE APPEARS HERE)	BY:	(SIGNATURE APPEARS HERE)
Name:	(SIGNATURE APPEARS HERE)	Name:	(SIGNATURE APPEARS HERE)
Title:	(SIGNATURE APPEARS HERE)	Title:	(SIGNATURE APPEARS HERE)

(Corporate Seal)

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